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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements Amendment No. 1 to Form S-3/A (No. 333-73026) and the related Prospectus and Form S-8 (Nos. 333-09165, 333-49231, 333-90845, 333-51684 and 333-67982) of
Genesee & Wyoming Inc. of our report dated February 11, 2002, with respect to the consolidated financial statements of Australian Railroad Group Pty Ltd as of and for the period ended December 31, 2001, included in this Annual Report (Form 10-K) for the year ended December 31, 2001.



/s/  Ernst & Young


Ernst & Young
Perth, Western Australia
March 29, 2002